FOR IMMEDIATE RELEASE
COMMUNITY WEST BANCSHARES REPORTS EARNINGS RESULTS
FOR THE QUARTER ENDED JUNE 30, 2026,
AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA...July 23, 2026...The Board of Directors of Community West Bancshares (“Company”) (NASDAQ: CWBC), the parent company of Community West Bank (“Bank”), reported today unaudited consolidated net income of $2,695,000, and diluted earnings per share of $0.10 for the three months ended June 30, 2026, compared to net income of $7,832,000 and $0.41 per diluted common share for the three months ended June 30, 2025. The Company declared a $0.12 per common share cash dividend, payable on August 21, 2026 to shareholders of record as of August 7, 2026.

"I am pleased to share that this quarter represents the first full quarter for the combined Company following the successful merger with United Security Bancshares and United Security Bank on April 1, 2026. Surpassing $5 billion in total assets marks an exciting milestone in Community West Bank's continued growth and reflects the strength of our expanded franchise," said James J. Kim, CEO and President of the Company and Bank.

"While the quarter included anticipated merger-related expenses associated with bringing our organizations together, the business combination is performing as expected, with early results exceeding our expectations in several key areas. The successful integration of our teams, clients, and operations, continues to reinforce the strength of our organization and our commitment to relationship banking. As we complete the final phase of integration, we remain focused on delivering an exceptional experience for our clients, supporting our communities, and creating long-term value for our shareholders.”
FINANCIAL HIGHLIGHTS
•On April 1, 2026, the Company completed its previously announced merger (“Merger”) with United Security Bancshares (“USB”) pursuant to which USB merged with and into the Company, with the Company continuing as the surviving entity. Following the Merger, United Security Bank, a wholly owned subsidiary of USB, merged with and into Community West Bank, a wholly owned subsidiary of the Company, with the Bank continuing as the surviving entity.
•Net income during the second quarter decreased to $2.70 million, or $0.10 per diluted common share, compared to net income of $11.49 million and $0.60 per diluted common share, respectively, in the first quarter of 2026. The decrease in net income was due to an increase in non-recurring items: an increase in merger expenses of $7,458,000 and a net realized loss on sales and calls of investment securities of $5,899,000, in addition to an increase to the provision for credit losses of $5,545,000 as compared to the trailing quarter.
•The Company recorded a provision for credit losses of $5,635,000 during the quarter ended June 30, 2026, as compared to $90,000 during the trailing quarter. The current quarter provision is attributed to a provision for loan losses totaling $6,182,000, partially offset by a credit to the reserve for unfunded commitments of $492,000, and a credit to the reserve for held-to-maturity securities of $55,000. The provision for loan losses during the quarter ended June 30, 2026 was primarily due to an update of the Company’s peer group based on its larger asset size following the completion of the Merger and also from organic loan growth during the quarter.
•Gross loans increased by $992.7 million or 38.91% for the quarter ended June 30, 2026 compared to the quarter ended March 31, 2026 and increased $1.0 billion or 39.47% year-to-date. The fair value of loans acquired from USB was $878.5 million as of April 1, 2026.
•Total deposits increased by $977.9 million or 31.13% for the quarter ended June 30, 2026 compared to the quarter ended March 31, 2026 and $1.0 billion or 33.09% year-to-date. Total deposits acquired as a result of the Merger
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Community West Bancshares -- page 2
was $1.1 billion as of April 1, 2026. Brokered deposits decreased by $73.1 million or 14.30% for the quarter ended June 30, 2026 compared to the quarter ended March 31, 2026 and decreased $80.5 million or 15.53% year-to-date.
•Total cost of deposits decreased to 1.31% for the quarter ended June 30, 2026 compared to 1.40% for the quarter ended March 31, 2026, and decreased from 1.39% for the quarter ended December 31, 2025.
•Average non-interest bearing demand deposits as a percentage of total average deposits totaled 34.14% and 33.32% for the quarters ended June 30, 2026 and March 31, 2026, respectively.
•Net interest margin (calculated on a fully tax equivalent basis) increased to 4.56% for the quarter ended June 30, 2026, from 4.30% for the quarter ended March 31, 2026.
•Return on average assets was 0.22% for the quarter ended June 30, 2026 as compared to 1.24% and 0.88% for the quarters ended March 31, 2026 and June 30, 2025, respectively. Return on average assets, excluding the non-core items of merger expenses and net loss on sales/calls of securities, was 1.00% for the quarter ended June 30, 2026 as compared to 1.27% and 0.88% for the quarters ended March 31, 2026 and June 30, 2025, respectively. See non-GAAP disclosures for more information.
•Return on average equity was 1.77% for the quarter ended June 30, 2026 as compared to 10.99% and 8.30% for the quarters ended March 31, 2026 and June 30, 2025, respectively. Return on average equity, excluding the non-core items of merger expenses and net loss on sales/calls of securities, was 8.10% for the quarter ended June 30, 2026 as compared to 11.18% and 8.31% for the quarters ended March 31, 2026 and June 30, 2025, respectively. See non-GAAP disclosures for more information.
•Capital positions remained strong at June 30, 2026 with a 9.79% Tier 1 Leverage Ratio; a 11.41% Common Equity Tier 1 Ratio; a 11.53% Tier 1 Risk-Based Capital Ratio; and a 13.63% Total Risk-Based Capital Ratio.

"Second quarter 2026 results reflect several anticipated, non-recurring merger-related items, including integration expenses, the repositioning of a portion of the investment portfolio, and an increased provision for credit losses.

Importantly, the higher provision reflects the Company's larger balance sheet and reserve methodology associated with the expanded organization and peer group, rather than any broad trends of declining credit quality.” said Shannon Livingston, Executive Vice President and Chief Financial Officer.

“These strategic actions position the Company for stronger long-term performance. Excluding these anticipated one-time items, our core operating performance remained strong, demonstrating the strength and earnings capacity of the combined Company, while positioning the organization for future growth."

Results of Operations

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,
(In thousands, except share and per-share amounts)	2026	2026	2025	2026	2025
Net interest income before provision for credit losses	$50,912	$36,003	$33,304	$86,916	$65,486
Provision for credit losses	5,635	90	2,613	5,725	2,572
Net interest income after provision for credit losses	45,277	35,913	30,691	81,191	62,914
Total non-interest income	(1,970)	2,788	2,364	817	4,975
Total non-interest expenses	39,143	22,987	22,296	62,130	45,766
Income before provision for income taxes	4,164	15,714	10,759	19,878	22,123
Provision for income taxes	1,469	4,225	2,927	5,694	5,998
Net income	$2,695	$11,489	$7,832	$14,184	$16,125

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Community West Bancshares -- page 3
Statement Regarding use of Non-GAAP Financial Measures
In this press release, Community West Bancshares’ financial results are presented in accordance with GAAP and refer to certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and manage the Company’s business. A reconciliation of the GAAP financial measures to comparable non-GAAP financial measures is presented below.

Reconciliation of GAAP and Non-GAAP Financial Measures

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands, except share and per-share amounts)	2026	2026	2025	2026	2025

NET INCOME ADJUSTED FOR NON-CORE ITEMS
Net income (GAAP)	$2,695	$11,489	$7,832	$14,184	$16,125
Merger and conversion related costs:
Personnel and severance	4,824	—	—	4,824	—
Professional services	2,361	289	—	2,650	278
Data processing and technology	502	—	—	502	—
Other	60	—	—	60	—
Total merger and conversion related costs	7,747	289	—	8,036	278
Loss on sales/calls of investment securities	5,899	—	15	5,899	15
Income tax impact of non-core items	(4,034)	(85)	(4)	(4,119)	(87)
Comparable net income (non-GAAP)	$12,307	$11,693	$7,843	$24,000	$16,331
DILUTED EARNINGS PER SHARE
Weighted average diluted shares	27,108,920	19,137,134	19,042,750	23,145,947	19,028,425
Diluted earnings per share (GAAP)	$0.10	$0.60	$0.41	$0.61	$0.85
Comparable diluted earnings per share (non-GAAP)	$0.45	$0.61	$0.41	$1.04	$0.86
RETURN ON AVERAGE ASSETS
Average assets	$4,927,741	$3,695,982	$3,553,327	$4,315,265	$3,540,901
Return on average assets (GAAP)	0.22%	1.24%	0.88%	0.66%	0.91%
Impact of non-core items	0.78%	0.03%	—%	0.45%	0.01%
Comparable return on average assets (non-GAAP)	1.00%	1.27%	0.88%	1.11%	0.92%
RETURN ON AVERAGE EQUITY
Average stockholders' equity	$608,065	$418,172	$377,413	$513,645	$373,735
Return on average equity (GAAP)	1.77%	10.99%	8.30%	5.52%	8.63%
Impact of non-core items	6.33%	0.19%	0.01%	3.82%	0.11%
Comparable return on average equity (non-GAAP)	8.10%	11.18%	8.31%	9.34%	8.74%
EFFICIENCY RATIO
Non-interest expense (GAAP)	$39,143	$22,987	$22,296	$62,130	$45,766
Merger-related non-interest expenses	(7,747)	(289)	—	(8,036)	(278)
Comparable non-interest expense (non-GAAP)	31,396	22,698	22,296	54,094	45,488
Net interest income (GAAP)	50,912	36,003	33,304	86,916	65,486
Non-interest income (GAAP)	(1,970)	2,788	2,364	817	4,975
Loss on sales/calls of investment securities	5,899	—	15	5,899	15
Comparable non-interest income (non-GAAP)	$3,929	$2,788	$2,379	$6,716	$4,990
Efficiency ratio (GAAP)	79.98%	59.26%	62.51%	70.82%	64.95%
Comparable efficiency ratio (non-GAAP)	57.25%	58.51%	62.48%	57.77%	64.54%

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Community West Bancshares -- page 4

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2026	2026	2025	2026	2025
PRE-TAX PRE-PROVISION RETURN ON AVERAGE ASSETS OR EQUITY
Net income (GAAP)	$2,695	$11,489	$7,832	$14,184	$16,125
Exclude provision for income taxes	1,469	4,225	2,927	5,694	5,998
Exclude provision for credit losses	5,635	90	2,613	5,725	2,572
Net income before income tax and provision expense (Non-GAAP)	$9,799	$15,804	$13,372	$25,603	$24,695

Net income excluding non-core items (Non-GAAP)	12,307	11,693	7,843	24,000	16,331
Exclude provision for income taxes (Non-GAAP) (1)	5,503	4,310	2,931	9,813	6,085
Exclude provision for credit losses	5,635	90	2,613	5,725	2,572
Net income excluding non-core items before income tax and provision expense (Non-GAAP)	$23,445	$16,093	$13,387	$39,538	$24,988

RETURN ON AVERAGE ASSETS (Annualized)
Average assets	$4,927,741	$3,695,982	$3,553,327	$4,315,265	$3,540,901
Return on average assets (GAAP)	0.22%	1.24%	0.88%	0.66%	0.91%
Pre-tax pre-provision return on average assets (Non-GAAP)	0.80%	1.71%	1.51%	1.19%	1.39%
Pre-tax pre-provision excluding non-core items return on average assets (Non-GAAP)	1.90%	1.74%	1.51%	1.83%	1.41%

RETURN ON AVERAGE EQUITY (Annualized)
Average stockholders' equity	$608,065	$418,172	$377,413	$513,645	$373,735
Return on average equity (GAAP)	1.77%	10.99%	8.30%	5.52%	8.63%
Pre-tax pre-provision return on average equity (Non-GAAP)	6.45%	15.12%	14.17%	4.98%	13.22%
Pre-tax pre-provision excluding non-core items return on average equity (Non-GAAP)	15.42%	15.39%	14.19%	15.40%	13.37%

(1) Calculated as GAAP provision for income taxes plus income tax impact of non-core items at statutory tax rate of 29.56%.

	June 30,	March 31,		December 31,	September 30,	June 30,
(Dollars in thousands)	2026	2026		2025	2025	2025
TANGIBLE COMMON EQUITY
Shareholders’ equity (GAAP)	$607,820	$419,203		$409,588	$397,576	$380,002
Exclude goodwill	155,249	96,828		96,828	96,828	96,828
Exclude other intangibles assets	32,723	8,015		8,266	8,516	8,767
Tangible common equity (Non-GAAP)	$419,848	$314,360		$304,494	$292,232	$274,407

TANGIBLE COMMON EQUITY PER SHARE
Tangible shareholders’ equity (Non-GAAP)	$419,848	$314,360		$304,494	$292,232	$274,407

Common shares outstanding at end of period	27,131,078	19,185,275		19,163,452	19,138,677	19,130,508

Common shareholders’ equity (book value) per share (GAAP)	$22.40	$21.85	$19.19	$21.37	$20.77	$19.86
Tangible common shareholders’ equity (tangible book value) per share (Non-GAAP)	$15.47	$16.39		$15.89	$15.27	$14.34

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Community West Bancshares -- page 5
For the quarter ended June 30, 2026, the Company reported unaudited consolidated net income of $2,695,000 and diluted earnings per common share of $0.10, compared to consolidated net income of $11,489,000 and $0.60 per fully diluted share for the trailing quarter, and consolidated net income of $7,832,000 and $0.41 per diluted share for the same period in 2025. The Company's earnings during the quarter were impacted from merger expenses, a loss on sale of securities, and a higher provision for loan losses as compared to the prior quarter.

For the six months ended June 30, 2026, the Company reported unaudited consolidated net income of $14,184,000 and diluted earnings per common share of $0.61, compared to consolidated net income of $16,125,000 and $0.85 per diluted share for the same period in 2025. The net income for the period decreased as compared to the prior year due to net realized losses on sales and calls of investment securities of $5,899,000, an increase in the provision for credit losses of $3,153,000, and an increase in merger expenses of $7,746,000. The decrease in net income was partially offset by an increase in net interest income of $17,608,000 and a decrease in the provision for income taxes of $304,000.

Annualized return on average assets (ROAA) was 0.22% for the quarter ended June 30, 2026 compared to 0.88% for the same period in 2025. Annualized return on average equity (ROAE) for the quarter ended June 30, 2026 was 1.77%, compared to 8.30% for the same period of 2025. Annualized return on average assets (ROAA) (Non-GAAP) was 0.80% for the quarter ended June 30, 2026 compared to 1.51% for the same period in 2025. Annualized return on average equity (ROAE) (Non-GAAP) for the quarter ended June 30, 2026 was 6.45%, compared to 14.17% for the same period of 2025.

The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.05% for the quarter ended June 30, 2026, compared to 2.95% for the quarter ended June 30, 2025 and 2.83% for the quarter ended March 31, 2026. The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 2.95% for the six months ended June 30, 2026, compared to 2.99% for the six months ended June 30, 2025.

Total average loans, including non-accrual loans, increased by $1,131,787,000 to $3,502,112,000 for the quarter ended June 30, 2026, from $2,370,325,000 for the quarter ended June 30, 2025 and increased by $958,458,000 from $2,543,654,000 for the quarter ended March 31, 2026. The year over year increase was due to the completed Merger as of April 1, 2026 combined with organic loan growth throughout the Company’s footprint. The effective yield on average loans was 6.76% for the quarter ended June 30, 2026, compared to 6.71% and 6.72% for the quarters ended June 30, 2025 and March 31, 2026, respectively. Total average loans increased by $662,010,000 to $3,008,254,000 for the six months ended June 30, 2026, from $2,346,244,000 for the six months ended June 30, 2025. The effective yield on average loans was 6.74% for the six months ended June 30, 2026, compared to 6.70% for the six months ended June 30, 2025.

The Company’s net interest margin (fully tax equivalent basis) was 4.56% for the quarter ended June 30, 2026, compared to 4.10% for the quarter ended June 30, 2025 and 4.30% for the quarter ended March 31, 2026. Net interest income, before provision for credit losses, increased by $17,608,000 or 52.87%, to $50,912,000 for the second quarter of 2026, compared to $33,304,000 for the same period in 2025. In addition to the increase in average loans due to the Merger with USB and organic loan growth, the Company's yield on interest earning assets has increased from 5.65% for the quarter ended June 30, 2025 to 5.91% for the quarter ended June 30, 2026. Additionally, the Company benefited from a decrease in the cost on interest-bearing liabilities, in which the cost of total deposits decreased to 1.31% from 1.43% when comparing the quarters ended June 30, 2026 and 2025. The decrease in the cost of deposits is primarily attributed to the addition of the USB deposit portfolio which carried an overall lower interest cost. Net interest margin during the three months ended June 30, 2026 and 2025 and March 31, 2026 benefited by approximately 44 basis points ($4,960,000), 31 basis points ($2,588,000), and 25 basis points ($2,098,000), respectively, from the net accretion of fair value marks.

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Community West Bancshares -- page 6
The Company’s net interest margin (fully tax equivalent basis) was 4.45% for the six months ended June 30, 2026, compared to 4.07% for the six months ended June 30, 2025. Net interest income, before provision for credit losses, increased $21,430,000 or 32.72%, to $86,916,000 for the six months ended June 30, 2026, compared to $65,486,000 for the same period in 2025. The accretion on loan marks of acquired loans increased interest income by $7,416,000 and $6,326,000 during the six months ended June 30, 2026 and 2025, respectively. Net interest income during the six months ended June 30, 2026 and 2025 benefited by approximately 36 basis points ($7,058,000) and 39 basis points ($6,326,000), respectively, from the net accretion of the fair value marks.

Non-Interest Income - The following tables present the key components of non-interest income for the periods indicated:

	Three months ended
	June 30,	March 31,
(Dollars in thousands)	2026	2026	$ Change	% Change
Service charges	$1,038	$518	$520	100.4%
Interchange fees	836	464	372	80.2%
Appreciation in cash surrender value of bank owned life insurance	522	377	145	38.5%
Loan placement fees	299	146	153	104.8%
Federal Home Loan Bank dividends	217	557	(340)	(61.0)%
Net realized losses on sales and calls of investment securities	(5,899)	—	(5,899)	—%
Other income	1,017	726	291	40.1%
Total non-interest income	$(1,970)	$2,788	$(4,758)	(170.7)%

	Three months ended
	June 30,	June 30,
(Dollars in thousands)	2026	2025	$ Change	% Change
Service charges	$1,038	$505	$533	105.5%
Interchange fees	836	492	344	69.9%
Appreciation in cash surrender value of bank owned life insurance	522	372	150	40.3%
Loan placement fees	299	180	119	66.1%
Federal Home Loan Bank dividends	217	237	(20)	(8.4)%
Net realized losses on sales and calls of investment securities	(5,899)	(15)	(5,884)	39226.7%
Other income	1,017	593	424	71.5%
Total non-interest income	$(1,970)	$2,364	$(4,334)	(183.3)%

	Six months ended June 30,
(Dollars in thousands)	2026	2025	$ Change	% Change
Service charges	$1,556	$1,007	$549	54.5%
Interchange fees	1,300	1,008	292	29.0%
Appreciation in cash surrender value of bank owned life insurance	899	738	161	21.8%
Federal Home Loan Bank dividends	773	478	295	61.7%
Loan placement fees	445	567	(122)	(21.5)%
Net realized losses on sales and calls of investment securities	(5,899)	(15)	(5,884)	39226.7%
Other income	1,743	1,192	551	46.2%
Total non-interest income	$817	$4,975	$(4,158)	(83.6)%

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Community West Bancshares -- page 7
The decreases in non-interest income quarter-to-date and year-to-date were primarily due to net realized losses on sales and calls of investment securities as part of the Company’s strategic repositioning of the balance sheet. The investment sales proceeds were reinvested into higher yielding investment securities and will be accretive to income in future quarters. Partially offsetting these losses were increases in service charges, interchange fees, loan placement fees, bank-owned life insurance income, and other income, all of which benefited from the expanded customer and asset base resulting from the Merger with USB completed on April 1, 2026.

Non-Interest Expense - The following table presents the key components of non-interest expense for the periods indicated:

	Three months ended
	June 30,	March 31,
(Dollars in thousands)	2026	2026	$ Change	% Change
Salaries and employee benefits	$16,318	$12,764	$3,554	27.8%
Merger and acquisition expense	7,746	289	7,457	2580.3%
Occupancy and equipment	3,803	2,855	948	33.2%
Information technology	2,658	1,713	945	55.2%
Amortization of core deposit intangibles	1,873	251	1,622	646.2%
Data processing expense	1,218	760	458	60.3%
Professional services	840	622	218	35.0%
Regulatory assessments	706	526	180	34.2%
ATM/Debit card expenses	677	347	330	95.1%
Directors’ expenses	261	236	25	10.6%
Loan related expenses	208	185	23	12.4%
Advertising	185	201	(16)	(8.0)%
Personnel other	25	38	(13)	(34.2)%
Other expense	2,625	2,200	425	19.3%
Total non-interest expenses	$39,143	$22,987	$16,156	70.3%

	Three months ended
	June 30,	June 30,
(Dollars in thousands)	2026	2025	$ Change	% Change
Salaries and employee benefits	$16,318	$12,260	$4,058	33.1%
Merger and acquisition expense	7,746	—	7,746	—%
Occupancy and equipment	3,803	2,794	1,009	36.1%
Information technology	2,658	1,791	867	48.4%
Amortization of core deposit intangibles	1,873	250	1,623	649.2%
Data processing expense	1,218	855	363	42.5%
Professional services	840	639	201	31.5%
Regulatory assessments	706	498	208	41.8%
ATM/Debit card expenses	677	397	280	70.5%
Directors’ expenses	261	236	25	10.6%
Loan related expenses	208	164	44	26.8%
Advertising	185	241	(56)	(23.2)%
Personnel other	25	97	(72)	(74.2)%
Other expense	2,625	2,074	551	26.6%
Total non-interest expenses	$39,143	$22,296	$16,847	75.6%

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Community West Bancshares -- page 8
During the second quarter of 2026, total non-interest expense increased $16,156,000 and $16,847,000 compared to March 31, 2026 and June 30, 2025, respectively. The increases in both quarter-to-date and year-to-date non-interest expense categories was driven primarily by increases in merger expenses, salary and employee benefits, and amortization of core deposit intangibles as a result of the Merger.. The Company added 100 full-time equivalent employees as a result of the Merger, including temporary employees to assist with systems integrations.

	Six months ended June 30,
(Dollars in thousands)	2026	2025	$ Change	% Change
Salaries and employee benefits	$29,081	$25,219	$3,862	15.3%
Merger and acquisition expense	8,036	278	7,758	2790.6%
Occupancy and equipment	6,658	5,621	1,037	18.4%
Information technology	4,371	3,693	678	18.4%
Amortization of core deposit intangibles	2,124	501	1,623	324.0%
Data processing expense	1,978	1,655	323	19.5%
Professional services	1,462	1,503	(41)	(2.7)%
Regulatory assessments	1,232	989	243	24.6%
ATM/Debit card expenses	1,023	790	233	29.5%
Directors’ expenses	496	452	44	9.7%
Loan related expenses	394	376	18	4.8%
Advertising	386	502	(116)	(23.1)%
Personnel other	63	198	(135)	(68.2)%
Other expense	4,826	3,989	837	21.0%
Total non-interest expenses	$62,130	$45,766	$16,364	35.8%

Balance Sheet Summary

The acquisition of USB has been accounted for using the acquisition method of accounting in accordance with ASC Topic 805. Assets acquired, liabilities assumed, intangibles recognized and consideration exchanged was recorded at their respective acquisition date fair values. Determining the fair value of assets and liabilities involves significant judgment regarding methods and assumptions used to calculate estimated fair values. We recorded the fair values based on the valuations available as of reporting date. In accordance with business combination accounting guidance, we will continue to evaluate these fair values for up to one year following the Merger date of April 1, 2026. While management believes the information available and presented below provide a reasonable basis for estimating fair value, we may obtain additional information and evidence during the measurement period that could result in changes to the estimated fair value amounts. Valuation subject to change include, but not limited to, loans and leases, deposits, deferred tax items, and certain other assets and liabilities.

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Community West Bancshares -- page 9
The following table summarizes the consideration paid for USB and the amounts of assets acquired and liabilities assumed that were recorded at the acquisition date (in thousands):

United Security Bancshares
April 1, 2026
Fair value of consideration transferred:
Fair value of shares issued	$184,586
Cash consideration	86
Total merger consideration	$184,672

Assets acquired:
Cash and cash equivalents	$58,911
Available-for-sale debt securities	136,565
Marketable equity securities	3,407
Loans and leases	878,527
Premises and equipment	13,177
Cash value of life insurance	21,387
Core deposit intangibles	26,581
Other assets	62,906
Total assets acquired	1,201,461
Liabilities assumed:
Deposits	(1,058,485)
Other liabilities	(16,760)
Total liabilities assumed	(1,075,245)
Total net assets acquired	126,216
Goodwill created from transaction	$58,456

Total assets for the period ended June 30, 2026 increased $1,343,964,000 or 36.42%, compared to the period ended December 31, 2025. Total average assets for the quarter ended June 30, 2026 were $4,927,741,000 compared to $3,553,327,000 for the quarter ended June 30, 2025 and $3,695,982,000 for the quarter ended March 31, 2026, an increase of $1,374,414,000 or 38.68% and an increase of $1,231,759,000 or 33.33%, respectively.

For the quarter ended June 30, 2026, the Company’s average gross investment securities increased by $75,468,000, or 9.09%, compared to the quarter ended June 30, 2025, and increased by $103,054,000, or 12.84%, compared to the quarter ended March 31, 2026. This increase compared to the prior year was the result of the Merger with USB and calls and maturities of available-for-sale securities and held-to-maturity securities.

In comparing the quarter ended June 30, 2026 to the quarters ended June 30, 2025 and March 31, 2026, total average gross loans increased $1,131,787,000 or 47.75%, and increased by $958,458,000 or 37.68%, respectively. The fair value of loans acquired from USB was $878.5 million as of April 1, 2026. Included in the fair value of loans was an interest rate discount of $36.4 million.

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Community West Bancshares -- page 10
The following table shows the Company’s outstanding loan portfolio composition as of June 30, 2026 and December 31, 2025:

	June 30, 2026		December 31, 2025
Loan Type (dollars in thousands)	Amount	% of Total	Amount	% of Total
Commercial:
Commercial and industrial	$259,483	7.3%	$156,744	6.2%
Agricultural production	74,117	2.1%	34,152	1.3%
Total commercial	333,600	9.4%	190,896	7.5%
Real estate:
Construction & other land loans	224,359	6.3%	80,452	3.2%
Commercial real estate - owner occupied	531,684	15.0%	368,604	14.5%
Commercial real estate - non-owner occupied	1,259,331	35.6%	992,486	39.1%
Farmland	162,830	4.6%	142,100	5.6%
Multi-family residential	230,387	6.5%	199,123	7.8%
1-4 family - close-ended	309,032	8.7%	111,741	4.4%
1-4 family - revolving	43,768	1.2%	39,818	1.6%
Total real estate	2,761,391	77.9%	1,934,324	76.2%
Consumer:
Manufactured housing	323,384	9.1%	322,761	12.7%
Other installment	124,898	3.5%	92,589	3.6%
Total consumer	448,282	12.6%	415,350	16.3%
Net deferred origination costs	510	0.1%	287	—%
Total gross loans	3,543,783	100.0%	2,540,857	100.0%
Allowance for credit losses	(50,345)		(30,071)
Total loans	$3,493,438		$2,510,786

The composition of deposits at June 30, 2026 and December 31, 2025 is summarized in the table below:

	June 30, 2026		December 31, 2025
(Dollars in thousands)	Amount	% of Total	Amount	% of Total
Savings and NOW accounts	$976,176	23.7%	$674,704	21.8%
MMA accounts	1,151,159	27.9%	858,354	27.7%
Time deposits	541,119	13.1%	503,451	16.3%
Total interest-bearing	2,668,454	64.8%	2,036,509	65.8%
Non-interest bearing	1,451,008	35.2%	1,058,765	34.2%
Total deposits	$4,119,462	100.0%	$3,095,274	100.0%

Total average deposits increased $1,221,603,000 or 41.23%, to $4,184,435,000 for the quarter ended June 30, 2026, compared to $2,962,832,000 for the quarter ended June 30, 2025, and increased $1,036,271,000, or 32.92%, compared to $3,148,164,000 for the quarter ended March 31, 2026. The increase in average deposits was due to the completion of the Merger with USB and organic growth throughout the Company’s footprint. The Company’s ratio of average non-interest bearing deposits to total deposits was 34.14% for the quarter ended June 30, 2026, compared to 34.48% and 33.32% for the quarters ended June 30, 2025 and March 31, 2026, respectively.

The Company has significant liquidity, both on and off-balance sheet, to meet customer demand. During the year-to-date period, the Company’s cash and cash equivalents increased $87,853,000 to $206,837,000 compared to $118,984,000 at December 31, 2025. The Company had $175,000,000 in short-term borrowings at June 30, 2026 compared to $73,000,000 at December 31, 2025.

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Community West Bancshares -- page 11
At June 30, 2026 and December 31, 2025, the Company had the following sources of primary and secondary liquidity:

Liquidity Sources (in thousands)	June 30, 2026	December 31, 2025
Cash and cash equivalents	$206,837	$118,984
Unpledged investment securities	357,740	338,235
Excess pledged securities	53,534	85,961
FHLB borrowing remaining availability	703,907	709,391
Unsecured lines of credit availability	150,000	110,000
Funds available through FRB discount window	3,101	3,411
Total	$1,475,119	$1,365,982

Credit Quality
During the second quarter of 2026, the Company recorded net loan charge-offs of $5,498,000 compared to $13,000 for the same period in 2025. The primary reason for the increase in loan charge-offs during the quarter was due to $2.6 million in charge-offs within an acquired student loan portfolio from the Merger, in which the Company recorded a Day 1 allowance of $9.5 million in anticipation of future charge-offs in this portfolio segment. Additionally, the Company charged off one commercial real estate loan that was individually evaluated and had a specific reserve in prior quarters. The net charge-off ratio reflects annualized net charge-offs to average loans of 0.63% for the quarter ended June 30, 2026, compared to annualized net charge-offs of 0.00% for the quarter ended June 30, 2025. During the quarter ended June 30, 2026, non-accrual loans decreased $3,240,000 to $19,757,000 compared to $22,997,000 at March 31, 2026 and increased $12,802,000 year-to-date to $19,757,000 compared to $6,955,000 at December 31, 2025. The quarter-to-date increase in substandard loans is attributable primarily to the Merger with USB, which contributed $30 million in substandard loan balances. While total dollar balances of substandard loans increased relative to the prior quarter, the ratio of substandard loans to total loans remained consistent with the trailing quarter.

During the quarter ended June 30, 2026, the Company recorded a $6,182,000 provision for loan losses, compared to $2,640,000 for the same period in 2025. The provision for loan losses during the quarter ended June 30, 2026 was primarily due to an update of the Company’s peer group based on its larger asset size following the completion of the Merger and also from organic loan growth during the quarter. In addition to the provision for credit losses on loans for the quarter ended June 30, 2026, the Company recorded a credit to the provision for credit losses on held-to-maturity securities of $55,000 as compared to $188,000 in the prior year quarter. The Company recorded a credit to the provision for unfunded loan commitments totaling $492,000 for the quarter ended June 30, 2026 compared to a provision for unfunded loan commitments of $161,000 in the prior year quarter.

The following table shows the Company’s loan portfolio, net of deferred costs, allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	June 30, 2026	% of Total	March 31, 2026	% of Total	June 30, 2025	% of Total
Pass	$3,377,926	95.3%	$2,424,756	95.1%	$2,320,608	96.7%
Special mention	55,617	1.6%	49,500	1.9%	19,706	0.8%
Substandard	110,240	3.1%	76,802	3.0%	59,073	2.5%
Doubtful	—		—		—
Total	$3,543,783	100.0%	$2,551,058	100.0%	$2,399,387	100.0%
At June 30, 2026, the allowance for credit losses for loans was $50,345,000, compared to $30,071,000 at December 31, 2025, a net increase of $20,274,000 reflecting a provision for loan losses of $6,304,000 and net charge-offs during the period. The primary driver of this increase was the acquisition of USB, which contributed $19.4 million in Day 1 allowance balances across all portfolio segments. As a result of the Company's early adoption of ASU 2025-08, a Day 1 allowance for credit losses was established for acquired loans at the Merger date. Excluding the impact of the Day 1 allowance, the allowance grew modestly, reflecting a provision for credit losses of $6.2 million, partially offset by net charge-offs of
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Community West Bancshares -- page 12
$5.5 million during the quarter. The allowance for credit losses as a percentage of total loans was 1.42% as of June 30, 2026 compared to 1.18% at December 31, 2025. The Company believes the allowance for credit losses is adequate to provide for expected credit losses within the loan portfolio at June 30, 2026.
The following table shows the summary of activities for the allowance for credit losses three months ended June 30, 2026 by portfolio segment (in thousands):

	Commercial	Commercial Real Estate	1-4 Family Real Estate	Consumer	Total
Allowance for credit losses:
Beginning balance, March 31, 2026	$3,065	$20,449	$2,342	$4,374	$30,230
Merger Day 1 ACL	1,859	6,838	1,204	9,530	19,431
Provision for credit losses (1)	1,989	3,361	662	170	6,182
Charge-offs	(816)	(2,355)	—	(2,642)	(5,813)
Recoveries	47	194	6	68	315
Ending balance, June 30, 2026	$6,144	$28,487	$4,214	$11,500	$50,345
(1) Represents provision (credit) to credit losses for loans only. The provision for credit losses on the Consolidated Statements of Income of $5,635 includes a $(55) credit for held-to-maturity securities and a $(492) credit to the provision for unfunded loan commitments.

Cash Dividend Declared
On July 22, 2026, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on August 21, 2026 to shareholders of record as of August 7, 2026. The Company continues to be well capitalized and expects to maintain adequate capital levels.
About Community West Bank and Bancshares
Effective on April 1, 2026, Community West Bancshares completed its merger with United Security Bancshares, with Community West Bancshares continuing as the surviving entity. Shortly thereafter United Security Bank, a wholly owned subsidiary of United Security Bancshares, merged with and into Community West Bank, a wholly-owned subsidiary of Community West Bancshares, with Community West Bank continuing as the surviving banking institution. Pursuant to the terms of the merger agreement, each share of United Security Bancshares common stock was converted into the right to receive 0.4520 shares of Community West Bancshares common stock, with cash to be paid in lieu of any fractional shares.

Community West Bancshares (NASDAQ: CWBC) and its wholly owned subsidiary, Community West Bank, are headquartered in Fresno, California. The Company was established in 1979 with the vision to help businesses and communities by exceeding expectations at every opportunity, and opened its first Banking Center on January 10, 1980. Today, Community West Bank operates full-service Banking Centers throughout Central California and maintains a variety of departments supporting Commercial Lending, Agribusiness, SBA, Residential Construction and Mortgage, Manufactured Housing, Private Banking, and Treasury Management Services.

Members of the Company and Bank Board of Directors are: Daniel J. Doyle (Chairman), Jagroop “Jay” Gill (Vice Chairman), James J. Kim (CEO and President), Andriana D. Majarian (Lead Independent Director), Robert H. Bartlein, F.T. “Tommy” Elliott IV, Robert J. Flautt, James W. Lokey, Steven D. McDonald, Martin E. Plourd, Dorothea D. Silva, Kirk B. Stovesand, and Dora Westerlund. Louis C. McMurray and Daniel N. Cunningham are Directors Emeriti.

More information about Community West Bancshares and Community West Bank can be found at www.communitywestbank.com.

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Community West Bancshares -- page 13

Forward-looking Statements - Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: risks relating to our recently completed acquisition of United Security Bancshares; current and future business, economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make, whether held in the portfolio or in the secondary market; effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; geopolitical and domestic political developments including the imposition of tariffs and the ongoing war in Iran, that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, and increase the volatility of financial markets; changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, and the success of construction projects that we finance; our ability to achieve loan growth and attract deposits in our market area, the impact of the cost of deposits and our ability to retain deposits; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies; challenges arising from attempts to expand into new geographic markets, products, or services; restraints on the ability of Community West Bank to pay dividends to us, which could limit our liquidity; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain, motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; natural disasters, such as earthquakes, wildfires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; compliance with governmental and regulatory requirements, relating to banking, consumer protection, securities and tax matters; and our ability to the manage the foregoing.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this report. Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by the forward looking statements in this report. In addition, our past results of operations are not necessarily indicative of our future results. You should not rely on any forward looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Community West Bancshares -- page 14
COMMUNITY WEST BANCSHARES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	March 31,	June 30,
(In thousands, except share amounts)	2026	2026	2025

ASSETS
Cash and due from banks	$73,334	$37,925	$48,158
Interest-earning deposits in other banks	133,503	92,401	86,215
Total cash and cash equivalents	206,837	130,326	134,373
Available-for-sale debt securities, at fair value, net of allowance for credit losses of $0, with an amortized cost of $605,239 at June 30, 2026, $508,605 at March 31, 2026, and $523,679 at June 30, 2025	570,088	467,871	469,354
Held-to-maturity debt securities, at amortized cost less allowance for credit losses of $353 at June 30, 2026, $407 at March 31, 2026, and $786 at June 30, 2025	276,061	281,078	291,405
Equity securities, at fair value	10,119	6,755	6,705
Loans, less allowance for credit losses of $50,345 at June 30, 2026, $30,230 at March 31, 2026, and $28,722 at June 30, 2025	3,493,438	2,520,828	2,370,665
Bank premises and equipment, net	39,286	25,387	23,974
Bank owned life insurance	76,449	54,540	54,057
Federal Home Loan Bank stock	17,250	10,978	10,978
Goodwill	155,249	96,828	96,828
Core deposit intangibles	32,723	8,015	8,767
Accrued interest receivable and other assets	156,781	100,377	109,705
Total assets	$5,034,281	$3,702,983	$3,576,811

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$1,451,008	$1,047,641	$1,035,371
Interest bearing	2,668,454	2,093,952	1,959,550
Total deposits	4,119,462	3,141,593	2,994,921
Borrowings	175,000	34,000	86,000
Senior debt and subordinated debentures	75,291	69,176	69,962
Accrued interest payable and other liabilities	56,708	39,011	45,926
Total liabilities	4,426,461	3,283,780	3,196,809
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 27,131,078 at June 30, 2026, 19,185,275 at March 31, 2026, and 19,130,508 at June 30, 2025	395,699	210,858	209,268
Retained earnings	247,619	248,180	221,542
Accumulated other comprehensive loss, net of tax	(35,498)	(39,835)	(50,808)
Total shareholders’ equity	607,820	419,203	380,002
Total liabilities and shareholders’ equity	$5,034,281	$3,702,983	$3,576,811

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Community West Bancshares -- page 15
COMMUNITY WEST BANCSHARES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands, except share and per-share amounts)	2026	2026	2025	2026	2025

INTEREST INCOME:
Interest and fees on loans	$58,630	$41,905	$39,537	$100,535	$77,962
Interest on deposits in other banks	1,099	850	1,054	1,949	2,110
Interest and dividends on investment securities:
Taxable	5,126	3,872	4,127	8,998	8,477
Exempt from Federal income taxes	1,264	1,265	1,307	2,530	2,614
Total interest income	66,119	47,892	46,025	114,012	91,163
INTEREST EXPENSE:
Interest on deposits	13,732	10,835	10,538	24,567	20,926
Interest on borrowings	539	212	1,281	751	2,954
Interest on senior debt and subordinated debentures	936	842	902	1,778	1,797
Total interest expense	15,207	11,889	12,721	27,096	25,677
Net interest income before provision for credit losses	50,912	36,003	33,304	86,916	65,486
PROVISION FOR CREDIT LOSSES	5,635	90	2,613	5,725	2,572
Net interest income after provision for credit losses	45,277	35,913	30,691	81,191	62,914
NON-INTEREST INCOME:
Service charges	1,038	518	505	1,556	1,007
Net realized losses on sales and calls of investment securities	(5,899)	—	(15)	(5,899)	(15)
Other income	2,891	2,270	1,874	5,160	3,983
Total non-interest income	(1,970)	2,788	2,364	817	4,975
NON-INTEREST EXPENSES:
Salaries and employee benefits	16,318	12,764	12,260	29,081	25,219
Occupancy and equipment	3,803	2,855	2,794	6,658	5,621
Other expense	19,022	7,368	7,242	26,391	14,926
Total non-interest expenses	39,143	22,987	22,296	62,130	45,766
Income before provision for income taxes	4,164	15,714	10,759	19,878	22,123
PROVISION FOR INCOME TAXES	1,469	4,225	2,927	5,694	5,998
Net income	$2,695	$11,489	$7,832	$14,184	$16,125
Net income per common share:
Basic earnings per common share	$0.10	$0.60	$0.41	$0.61	$0.85
Weighted average common shares used in basic computation	27,051,374	19,060,177	18,987,217	23,077,851	18,960,670
Diluted earnings per common share	$0.10	$0.60	$0.41	$0.61	$0.85
Weighted average common shares used in diluted computation	27,108,920	19,137,134	19,042,750	23,145,947	19,028,425
Cash dividends per common share	$0.12	$0.12	$0.12	$0.24	$0.24
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Community West Bancshares -- page 16
COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
For the three months ended	2026	2026	2025	2025	2025
(In thousands, except share and per share amounts)
Net interest income	$50,912	$36,003	$35,749	$34,944	$33,304
Provision for credit losses	5,635	90	515	667	2,613
Net interest income after provision for credit losses	45,277	35,913	35,234	34,277	30,691
Total non-interest income	(1,970)	2,788	2,547	2,966	2,364
Total non-interest expense	39,143	22,987	22,452	22,167	22,296
Provision for income taxes	1,469	4,225	4,159	4,203	2,927
Net income	$2,695	$11,489	$11,170	$10,873	$7,832
Basic earnings per common share	$0.10	$0.60	$0.59	$0.57	$0.41
Weighted average common shares used in basic computation	27,051,374	19,060,177	19,044,351	19,019,990	18,987,217
Diluted earnings per common share	$0.10	$0.60	$0.58	$0.57	$0.41
Weighted average common shares used in diluted computation	27,108,920	19,137,134	19,117,789	19,093,544	19,042,750

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Community West Bancshares -- page 17
COMMUNITY WEST BANCSHARES
SELECTED RATIOS
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
As of and for the three months ended	2026	2026	2025	2025	2025
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.42%	1.19%	1.18%	1.21%	1.20%
Non-performing assets to total assets	0.56%	0.62%	0.19%	0.20%	0.20%
Total non-performing assets	$27,942	$22,997	$6,955	$7,072	$6,769
Total nonaccrual loans	$19,757	$22,997	$6,955	$7,072	$6,769
Total substandard loans	$110,240	$76,802	$78,796	$67,069	$59,073
Total special mention loans	$55,617	$49,500	$54,155	$24,925	$19,706
Net loan charge-offs (recoveries)	$5,498	$(37)	$118	$(75)	$13
Net charge-offs (recoveries) to average loans (annualized)	0.63%	(0.01)%	0.02%	(0.01)%	—%
Book value per share	$22.40	$21.85	$21.37	$20.77	$19.86
Tangible book value per share (1)	$15.47	$16.39	$15.89	$15.27	$14.34
Total equity	$607,820	$419,203	$409,588	$397,576	$380,002
Tangible common equity (1)	$419,848	$314,360	$304,494	$292,232	$274,407
Cost of total deposits	1.31%	1.40%	1.39%	1.39%	1.43%
Interest and dividends on investment securities exempt from Federal income taxes	$1,264	$1,265	$1,275	$1,273	$1,307
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.56%	4.30%	4.24%	4.20%	4.10%
Return on average assets (3)	0.22%	1.24%	1.23%	1.21%	0.88%
Return on average equity (3)	1.77%	10.99%	11.03%	11.25%	8.30%
Loan to deposit ratio	86.03%	81.15%	82.04%	79.66%	80.12%
Efficiency ratio	79.98%	59.26%	58.63%	58.47%	62.51%
Tier 1 leverage - Bancorp	9.79%	9.94%	9.80%	9.52%	9.48%
Tier 1 leverage - Bank	10.97%	11.43%	11.44%	11.24%	11.25%
Common equity tier 1 - Bancorp	11.41%	11.84%	11.56%	11.60%	11.42%
Common equity tier 1 - Bank	12.93%	13.81%	13.70%	13.90%	13.76%
Tier 1 risk-based capital - Bancorp	11.53%	12.01%	11.73%	11.77%	11.59%
Tier 1 risk-based capital - Bank	12.93%	13.81%	13.70%	13.90%	13.76%
Total risk-based capital - Bancorp	13.63%	14.24%	13.97%	14.07%	13.89%
Total risk based capital - Bank	14.18%	14.88%	14.77%	14.99%	14.84%
(1) Non-GAAP measure. See reconciliation of GAAP and Non-GAAP Financial Measures.
(2) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(3) Computed by annualizing quarterly net income.
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Community West Bancshares -- page 18
COMMUNITY WEST BANCSHARES
SCHEDULE OF AVERAGE BALANCES AND AVERAGE YIELDS AND RATES
(Unaudited)

	For the Three Months Ended June 30, 2026			For the Three Months Ended March 31, 2026			For the Three Months Ended June 30, 2025
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$121,366	$1,099	3.62%	$90,720	$850	3.75%	$96,136	$1,054	4.39%
Securities
Taxable securities	669,406	5,126	3.06%	565,745	3,872	2.74%	590,791	4,127	2.79%
Non-taxable securities (1)	236,050	1,601	2.71%	236,657	1,601	2.71%	239,197	1,654	2.77%
Total investment securities	905,456	6,727	2.97%	802,402	5,473	2.73%	829,988	5,781	2.79%
Total securities and interest-earning deposits	1,026,822	7,826	3.05%	893,122	6,323	2.83%	926,124	6,835	2.95%
Loans (2) (3)	3,480,401	58,630	6.76%	2,530,812	41,905	6.72%	2,364,456	39,537	6.71%
Total interest-earning assets	4,507,223	$66,456	5.91%	3,423,934	$48,228	5.71%	3,290,580	$46,372	5.65%
Allowance for credit losses	(46,961)			(30,094)			(26,151)
Non-accrual loans	21,711			12,842			5,869
Cash and due from banks	46,239			33,687			35,607
Bank premises and equipment	30,551			23,866			23,939
Other assets	368,978			231,747			223,483
Total average assets	$4,927,741			$3,695,982			$3,553,327
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$1,057,005	$1,641	0.62%	$694,497	$1,168	0.68%	$601,559	$1,034	0.69%
Money market accounts	1,129,539	7,244	2.57%	869,143	5,084	2.37%	876,609	5,070	2.32%
Time certificates of deposit	569,449	4,847	3.41%	535,479	4,583	3.47%	463,151	4,434	3.84%
Total interest-bearing deposits	2,755,993	13,732	2.00%	2,099,119	10,835	2.09%	1,941,319	10,538	2.18%
Other borrowed funds	129,945	1,475	4.54%	91,317	1,054	4.62%	167,636	2,183	5.15%
Total interest-bearing liabilities	2,885,938	$15,207	2.11%	2,190,436	$11,889	2.20%	2,108,955	$12,721	2.42%
Non-interest bearing demand deposits	1,428,442			1,049,045			1,021,513
Other liabilities	5,296			38,329			45,446
Shareholders’ equity	608,065			418,172			377,413
Total average liabilities and shareholders’ equity	$4,927,741			$3,695,982			$3,553,327
Interest income and rate earned on average earning assets		$66,456	5.91%		$48,228	5.71%		$46,372	5.65%
Interest expense and interest cost related to average interest-bearing liabilities		15,207	2.11%		11,889	2.20%		12,721	2.42%
Net interest income and net interest margin (4)		$51,249	4.56%		$36,339	4.30%		$33,651	4.10%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $336, $336, and $347 at June 30, 2026, March 31, 2026, and June 30, 2025, respectively.
(2)    Loan interest income includes net loan (costs) fees of $4,883, $589, and $217 at June 30, 2026, March 31, 2026, and June 30, 2025, respectively. Loan interest income includes an accretion on loan marks of $5,163,000, $2,253,000, and $2,987,000 at June 30, 2026, March 31, 2026, and June 30, 2025, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

Community West Bancshares -- page 19

	For the Six Months Ended June 30, 2026			For the Six Months Ended June 30, 2025
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$106,128	$1,949	3.67%	$94,684	$2,110	4.46%
Securities
Taxable securities	617,862	8,998	2.91%	596,577	8,477	2.84%
Non-taxable securities (1)	236,352	3,203	2.71%	239,600	3,309	2.76%
Total investment securities	854,214	12,201	2.86%	836,177	11,786	2.82%
Total securities and interest-earning deposits	960,342	14,150	2.95%	930,861	13,896	2.99%
Loans (2) (3)	3,008,254	100,535	6.74%	2,346,244	77,962	6.70%
Total interest-earning assets	3,968,596	$114,685	5.83%	3,277,105	$91,858	5.65%
Allowance for credit losses	(38,574)			(26,005)
Non-accrual loans	17,277			6,017
Cash and due from banks	39,997			35,762
Bank premises and equipment	27,227			24,131
Other assets	300,742			223,891
Total average assets	$4,315,265			$3,540,901
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$876,752	$2,809	0.65%	$594,170	$1,893	0.64%
Money market accounts	1,000,060	12,328	2.49%	874,763	10,170	2.34%
Time certificates of deposit	552,558	9,430	3.44%	456,593	8,863	3.91%
Total interest-bearing deposits	2,429,370	24,567	2.04%	1,925,526	20,926	2.19%
Other borrowed funds	110,738	2,529	4.57%	186,792	4,751	5.09%
Total interest-bearing liabilities	2,540,108	$27,096	2.15%	2,112,318	$25,677	2.45%
Non-interest bearing demand deposits	1,239,637			1,009,228
Other liabilities	21,875			45,619
Shareholders’ equity	513,645			373,735
Total average liabilities and shareholders’ equity	$4,315,265			$3,540,900
Interest income and rate earned on average earning assets		$114,685	5.83%		$91,858	5.65%
Interest expense and interest cost related to average interest-bearing liabilities		27,096	2.15%		25,677	2.45%
Net interest income and net interest margin (4)		$87,589	4.45%		$66,181	4.07%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $673 and $695 at June 30, 2026 and June 30, 2025, respectively.
(2)    Loan interest income includes net loan fees (costs) of $5,472 and $316 at June 30, 2026 and June 30, 2025, respectively. Loan interest income includes an accretion on loan marks of $7,416,000 and $6,326,000 at June 30, 2026 and June 30, 2025, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

CONTACTS:      Investor Contact:                 Media Contact:
Shannon Livingston                    Debbie Nalchajian-Cohen
Executive Vice President, Chief Financial Officer        Public Relations
Community West Bancshares                559-222-1322
916-235-4617